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                                                                    EXHIBIT 10.3

                              INDEMNITY AGREEMENT

This Indemnity Agreement (Agreement), dated as of __________________, is made by and between Ambassadors Group, Inc., a Delaware corporation (the Company), and __________________, a __________________ of the Company (the Indemnitee).

                                    RECITALS

A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B. The statutes and judicial decisions regarding the duties of directors and officers area often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;

D. The Company believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of large judgments and other expenses that may be incurred in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

E. The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company or a subsidiary of the Company are often related to the knowledge, motives and intent of such director or officer, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director or officer can reasonably recall such matters; and may extend beyond the normal time for retirement for such director or officer with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position;

F. Based upon their experience as business managers, the Board of Directors of the Company (the Board) has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify


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its officers and directors and the officers and directors of its subsidiaries in connection with claims against such persons in connection with their service, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's shareholders;

G. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or the subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or the subsidiaries of the Company; and

H. The Indemnitee is willing to serve, or to continue to serve, the Company and/or the subsidiaries of the Company provided that he is furnished the indemnity provided for herein.

                                    AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Covered Person. For purposes of this Agreement, a covered person shall include the Indemnitee and any heir, executor, administrator or other legal representative of the Indemnitee following his or her death or incapacity.

(b) Expenses. For purposes of this Agreement, expenses include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise.

(c) Proceeding. For the purposes of this Agreement, proceeding means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever, and including any of the foregoing commenced by or on behalf of the Company, derivatively or otherwise.

(d) Subsidiary. For purposes of this Agreement, subsidiary means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, and one or more other subsidiaries, or by one or more other subsidiaries.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve the Company and/or its subsidiaries in his present capacity, so long as he is duly appointed or elected or until such time as he tenders his resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right to continued


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employment by Indemnitee.

3. Maintenance of Liability Insurance.

(a) The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an officer or director of the Company or any of its subsidiaries, and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of such service, the Company, subject to Section 3(b), shall use reasonable efforts to obtain and maintain in full force and effect directors' and officers' liability insurance (D&O Insurance) in reasonable amounts from established and reputable insurers.

(b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

4. Mandatory Indemnification.

(a) Right to Indemnification. In the event a covered person was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that the Indemnitee is or was a director, officer or employee of the Company (including any subsidiary or affiliate thereof or any constituent corporation or any of the foregoing absorbed in any merger) or is or was serving at the request of the Company (including such subsidiary, affiliate or constituent corporation) as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, such person shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise and other taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue after the Indemnitee has ceased to serve in such capacity and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except for a proceeding pursuant to Section 7, the Company shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

(b) Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a covered person for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to such person by D&O Insurance.


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(c) Exception for Claims Initiated by Covered Person. Notwithstanding the
foregoing, the Company shall not be obligated to indemnify or advance expenses to a covered person with respect to proceedings or claims initiated or brought voluntarily by a covered person and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit.

(d) Exception for Lack of Good Faith. Notwithstanding the foregoing, the Company shall have no obligation to indemnify a covered person for any expenses incurred by a covered person with respect to any proceeding instituted by a covered person to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the covered person in such proceeding was not made in good faith or was frivolous.

(e) Exception for Claims Under Section 16(b). Notwithstanding the foregoing, the Company shall have no obligation to indemnify a covered person for expenses and the payment of profits arising from the purchase and sale by a covered person of securities in violation of Section 16(b) of the Securities Exchange Act of 1934,as amended, or any similar successor statute.

(f) Partial Indemnification. If a covered person is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify such person for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

5. Mandatory Advancement of Expenses. The Company shall pay all expenses incurred by a covered person, or in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporations Law then so requires, the payment of such expenses incurred in advance of the final disposition of such proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to the payment of such expenses by the Company.

6. Notice and Other Indemnification Procedures.

(a) Promptly after receipt by a covered person of notice of the commencement of or the threat of commencement of any proceeding, such person shall, if such person believes that indemnification with respect thereto may be sought from the Company under this


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Agreement, notify the Company of the commencement or threat of commencement thereof.

(b) If, at the time of the receipt of a notice of the commencement of a proceeding, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the covered person, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event the Company shall be obligated to advance the expenses for any proceeding against the covered person, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the covered person (such approval not to be unreasonably withheld), upon the delivery to the covered person of written notice of its election so to do. After delivery of such notice, approval of such counsel by the covered person and the retention of such counsel by the Company, the Company will not be liable to the covered person under this Agreement for any fees of counsel subsequently incurred by the covered person with respect to the same proceeding, provided that (i) the covered person shall have the right to employ separate counsel in any such proceeding at the covered person's expense; and (ii) if (A) the employment of counsel by the covered person has been previously authorized by the Company, (B) the covered person shall have reasonably concluded that there may be a conflict of interest between the Company the covered person in the conduct of any such defense, (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of the covered person's counsel shall be at the expense of the Company.

7. Right of Indemnitee to Bring Suit. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the covered person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover and advancement of expenses pursuant to the terms of an undertaking, the covered person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a covered person to enforce a right to indemnification hereunder (but not in a suit brought by a covered person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, indemnification is not permitted by applicable law. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the covered person is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal


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counsel or its stockholders) that indemnification is not proper, shall create a presumption that the covered person is not entitled to indemnification or, in the case of such a suit brought by a covered person, be a defense to such suit. In any suit brought by a covered person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the covered person is not entitled to be indemnified, or to such advancement of expenses, shall be on the Company.

8. Limitation of Actions and Release of Claims. No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, his spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company of any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This Section 8 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge.

9. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee or any covered person may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an officer, director or employee of the Company, and the Indemnitee's right hereunder shall continue after the Indemnitee has ceased to so act and shall inure to the benefit of any heir, executor, administrator or other legal representative of the Indemnitee.

10. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law. In case of any conflict between the terms of this Agreement and the Company's Certificate of Incorporation as amended, the Company's Certificate of Incorporation shall control.

11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid,


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illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to Section 10 hereof.

12. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i)if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.

16. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.





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The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                             AMBASSADORS GROUP, INC.

By

Its

Address:

                                   INDEMNITEE

By

Address:






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